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                                                                    EXHIBIT 23.3

                     [McGladrey & Pullen, LLP Letterhead]

                       Consent of Independent Accountants


     We hereby consent to the use in this Registration Statement of our report, dated February 23, 1996, relating to the consolidated financial statements of Any Kind Check Cashing Centers, Inc. and consolidated partnership, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                         /s/ McGladrey & Pullen, LLP

                             McGLADREY & PULLEN, LLP


Anaheim, California
February 10, 1997